UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2017

Southern Concepts Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
Colorado
(State or other jurisdiction of incorporation)

000-52853	80-0182193
(Commission File Number)	(IRS Employer Identification No.)

1830 Jet Stream Drive, Colorado Springs, CO 80921
(Address of principal executive offices) (Zip Code)

(719) 265-5821
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events.

The Company has announced the results of the voting at its annual shareholders meeting which was held May 25, 2017 at 8:00 a.m. in its Southern Hospitality Restaurant located at 1433 17th Street, Denver, CO  80202.

Proposal One :  The election of two directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified:

James J. Fenlason	For 50,333,222	Withhold Authority to vote 2,397,071
David Lavigne	For 9,771,258	Withhold Authority to vote 42,709,035

Proposal Two :  Amend the Company's Articles of Incorporation to Increase the Authorized Common Shares of the Company from 125,000,000 shares to 250,000,000 shares:

For  49,198,427                       Against  4,812,588                                Abstain  729,708

Proposal Three:  To effect a reverse stock split of the Company's common stock at a ratio of 1:100

For  49,814,047                       Against  2,368,965                                Abstain  729,708

Proposal Four:  Affirm the decision of the Company's Board of Directors to file a Form 15 with the Securities and Exchange Commission, in order to cease the Company's reporting obligations as well as ceasing all auditing of the Company's financials:

For  49,535,787                       Against  2,647,125                                Abstain  729,808

Proposal Five:  Approve the sale of the Company's ownership in its two Southern Hospitality Restaurants for a 10% royalty of net income to an entity in which James J. Fenlason, an officer and former director of the Company, has majority ownership or a better offer if one is presented:

For  7,134,255                         Against  45,048,757                              Abstain  729,708

Proposal Six:  Approve the sale of the Company's Carve Restaurant for a 10% royalty of net income or a better offer is one is presented:

For  7,221,489                         Against  44,961,523                              Abstain  729,708

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CONCEPTS RESTAURANT GROUP, INC.

Date: May 26, 2017	By:	/s/ James J. Fenlason
James J. Fenlason
Interim Chief Executive Officer